Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

 (1) Registration Statement (Form S-8 No. 333-123266) pertaining to the Astec Industries, Inc. 1998 Long-Term Incentive Plan, Astec Industries, Inc. 1998 Non-Employee Directors
         Stock Incentive Plan, and Astec Industries, Inc. Executive Officer Annual Bonus Equity Election Plan;

(2) Registration Statement (Form S-8 No. 333-124420) pertaining to the Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan;

(3) Registration Statements (Form S-8 Nos. 033-61461 and 333-133013) pertaining to the Astec Industries, Inc. 401(k) Retirement Plan;

(4) Registration Statement (Form S-8 No. 333-134398) pertaining to the Astec Industries, Inc. 2006 Incentive Plan, and;

(5) Registration Statement (Form S-8 No. 333-176177) pertaining to the Astec Industries, Inc. 2011 Incentive Plan;

of our reports dated March 2 , 2015, with respect to the consolidated financial statements and schedule of Astec Industries, Inc. and the effectiveness of internal control over financial reporting of Astec Industries, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Chattanooga, Tennessee
March 2, 2015